SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  NANOGEN, INC.
                                  -------------
                     (Exact name of registrant as specified
                                 in its charter)


              Delaware                                 33-0489621
      -----------------------                      -------------------
      (State of incorporation                       (I.R.S. Employer
         or organization)                          Identification No.)


             10398 Pacific Center Court, San Diego, California 92121
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
        -------------------                  ------------------------------
               None                                        None


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Ac d is effective pursuant to General Instruction A.(c), check the following box. | |

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Ac d is effective pursuant to General Instruction A.(d), check the following box. |X|



Securities Act registration statement file number to which this form relates:
333-42791

Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $.001 par value per share
                                (Title of class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  In response to this item, incorporated by reference is the description of the Common Stock, $.001 par value per share (the "Common Stock"), of Nanogen, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated March 20, 1998 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-42791)(the "Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

Item 2.  EXHIBITS.

The following exhibits are filed as a part of this Registration Statement:

         1(a)* Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on November 7, 1997 (incorporated herein by reference to Exhibit 3.(i)1 of the Registration Statement).

         1(b)* Certificate of Amendment of Restated Certificate of Incorporation as filed with the Delaware Secretary of State on April 6, 1998 (incorporated herein by reference to Exhibit 3.(i)2 of the Registration Statement).

         1(c)* Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering (incorporated herein by reference to Exhibit 3.(i)3 of the Registration Statement).

         2(a)* Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.(ii)1 of the Registration Statement).

         2(b)* Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering (incorporated herein by reference to Exhibit 3.(ii)2 of the Registration Statement).

         3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

         4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 59 of the Prospectus (Subject to Completion) dated March 20, 1998 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.


* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated:  April 7, 1998.


                                        NANOGEN, INC.



                                        By  /s/ Harry J. Leonhardt
                                          --------------------------------------
                                                   Harry J. Leonhardt
                                            Vice President, General Counsel
                                                     and Secretary

                                INDEX TO EXHIBITS


        Exhibit
        Number                                Exhibit
        -------                               -------

         1(a)* Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on November 7, 1997 (incorporated herein by reference to Exhibit 3.(i)1 of the Registration Statement).

         1(b)* Certificate of Amendment of Restated Certificate of Incorporation as filed with the Delaware Secretary of State on April 6, 1998 (incorporated herein by reference to Exhibit 3.(i)2 of the Registration Statement).

         1(c)* Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering (incorporated herein by reference to Exhibit 3.(i)3 of the Registration Statement).

         2(a)* Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.(ii)1 of the Registration Statement).

         2(b)* Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering (incorporated herein by reference to Exhibit 3.(ii)2 of the Registration Statement).

         3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

         4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 59 of the Prospectus (Subject to Completion) dated March 20, 1998 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.


* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.